Exhibit 99.1

MID PENN BANCORP

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/MPB** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MPB

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. **APPROVAL OF THE MERGER PROPOSAL.** To approve and adopt the Agreement and Plan of Merger, dated June 30, 2021, as amended, by and between Mid Penn Bancorp, Inc. ("Mid Penn") and Riverview Financial Corporation ("Riverview"), which provides for, among other things, the merger of Riverview with and into Mid Penn.	☐	☐	☐
2. **APPROVAL OF THE ADJOURNMENT PROPOSAL.** To approve a proposal to authorize the Board of Directors of Mid Penn to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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The Special Meeting of Shareholders of Mid Penn Bancorp, Inc. will be held on Thursday, November 18, 2021 at 10:00 a.m. Eastern Time, virtually via live webcast at https://meetnow.global/MQZ7KWP. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.edocumentview.com/MPB. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MPB. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MPB. ▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼ MID PENN BANCORP, INC. + Notice of Special Meeting of Shareholders Proxy Solicited by the Board of Directors for the Special Meeting — November 18, 2021 Roberta A. Hoffman, Scott W. Micklewright and Edward P. Williams, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Mid Penn Bancorp, Inc. to be held on November 18, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in the manner directed by the shareholder. If no such directions are indicated, the Proxy Holders will vote the shares represented by this proxy FOR Proposals 1 and 2. In their discretion, the Proxy Holders are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. • +